                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                       WEIDER NUTRITION INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                              2002 SOUH 5070 WEST
                           SALT LAKE CITY, UTAH 84104

                               September 25, 2001

Dear Stockholders,

    We cordially invite you to attend our 2001 Annual Meeting of Stockholders. The meeting will be held on Tuesday, October 30, 2001, at 2:00 p.m. local time, at Weider's headquarters located at 2002 South 5070 West, Salt Lake City, Utah.

    With this letter we are including the notice for our Annual Meeting, the proxy statement, the proxy card and the fiscal 2001 annual report. At the meeting we will vote on the election of our Board of Directors. The Board recommends that you vote "FOR" the nominees for directors.

    Your vote is important to us and I look forward to seeing you on October 30. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and return the attached proxy card.

                                          Sincerely,

                                          [LOGO]
                                          Bruce J. Wood
                                          President and Chief Executive Officer

                      WEIDER NUTRITION INTERNATIONAL, INC.
                              2002 SOUTH 5070 WEST
                           SALT LAKE CITY, UTAH 84104
                                 (801) 975-5000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, OCTOBER 30, 2001

TIME:             2:00 p.m.

PLACE:            Weider Nutrition International, Inc.'s Headquarters
                  2002 South 5070 West
                  Salt Lake City, Utah

MATTERS TO BE     (1)  To elect the Board of Directors to serve until the next
VOTED ON:              annual meeting or until the election and qualification of
                       their respective successors; and

                  (2) To transact any other business properly coming before the meeting or any adjournment or postponement of the meeting.

RECORD DATE:      You may vote at the meeting if you were a stockholder at the close of business on September 20, 2001, the record date. If on
                  September 20, 2001, your shares were held of record in your brokerage firm or similar organization, you may vote at the
                  Annual Meeting using a valid proxy card from your brokerage firm issued in your name.

VOTING BY PROXY:  Please return your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.
                  For more instructions, please see the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

                                          By Order of the Board of Directors,

                                          [LOGO]
                                          Daniel A. Thomson
                                          Senior Vice President, General Counsel
                                          and Secretary

Salt Lake City, Utah
September 25, 2001

                            YOUR VOTE IS IMPORTANT.
     TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY
              AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE
  ANNUAL MEETING............................................    1

PROPOSALS TO BE VOTED UPON..................................    3

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.............    4

BOARD OF DIRECTORS AND BOARD COMMITTEES INFORMATION.........    5

STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND
  MANAGEMENT................................................    7

EXECUTIVE OFFICERS..........................................    9

COMPENSATION OF NAMED EXECUTIVE OFFICERS....................   10

REPORT OF THE COMPENSATION COMMITTEE........................   13

PERFORMANCE GRAPH...........................................   16

AUDIT COMMITTEE REPORT......................................   16

SECTION 16(a) BENEFICIAL OWNERSHIP..........................   18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   18

OTHER MATTERS...............................................   20

                QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL
                             AND THE ANNUAL MEETING

WHY AM I RECEIVING THESE MATERIALS?

    The Board of Directors (the "BOARD") of Weider Nutrition
International, Inc. (sometimes referred to as the "COMPANY" or "WEIDER") is providing these proxy materials for you in connection with Weider's 2001 Annual Meeting of Stockholders which will take place on October 30, 2001. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. The Company intends to mail this proxy statement and accompanying proxy card on or about September 28, 2001, to all stockholders of record entitled to vote at the Annual Meeting.

WHO MAY ATTEND THE ANNUAL MEETING?

    All Weider stockholders are invited to attend, including stockholders whose shares are held by their brokerage firm or similar organization.

WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

    The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our Annual Report for our fiscal year 2001 (which ended May 31,
2001) is also enclosed.

WHAT AM I VOTING ON?

    The election of eight nominees to our Board of Directors is the only known matter to be voted on at the Annual Meeting.

WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

    Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to be directors.

WHO CAN VOTE AT THE ANNUAL MEETING?

    Stockholders of record at the close of business on September 20, 2001 (the "RECORD DATE") may vote at the Annual Meeting. Also, if on September 20, 2001 your shares were held in the name of your brokerage firm, you may vote at the Annual Meeting by using a valid proxy from your brokerage firm issued in your name.

    On the Record Date, 10,562,004 shares of Class A Common Stock and 15,687,432 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting, as reported by our stock transfer agent, the Bank of New York. Stockholders are entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held on the Record Date. Thus, an aggregate of 167,436,324 votes may be cast by stockholders at the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on the matters that will come before the Annual Meeting.

HOW DO I VOTE?

    You may vote your shares either by proxy or in person at the Annual Meeting (please also see the detailed instructions on your proxy card). To vote by proxy, please complete, sign and mail the enclosed proxy card in the envelope provided, which requires no postage for mailing in the United States. If you return a signed proxy card but do not provide voting instructions, your shares will be voted "FOR" the named nominees for director.

    If you hold your shares in street name, you must obtain a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding shares in "street name" means your Weider shares are held in an account at a brokerage firm or bank or other nominee holder and the stock certificates and record ownership are not in your name.

    Giving a proxy will not affect your right to change your vote if you attend the Annual Meeting and want to vote in person. We will pass out written ballots to anyone who wants to vote at the Annual Meeting.

MAY I REVOKE MY PROXY?

    You may revoke your proxy and change your vote at any time prior to the Annual Meeting by giving written notice of your revocation to our Corporate Secretary. You may also revoke your proxy by signing another proxy card with a later date and submitting this later dated proxy to us before the Annual Meeting, or voting in person at the Annual Meeting. Please note that your attendance at the Annual Meeting will not constitute a revocation of your proxy unless you actually vote at the Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

    If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

    If you are the record holder of your shares and do not return your proxy card, your shares will not be voted unless you attend the Annual Meeting in person and vote your shares. If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as election directors) or leave your shares unvoted. Your brokerage firm may not vote on "non-routine matters" such as a proposal submitted by a stockholder. If proposals to be acted upon include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" the routine matters but expressly states that the broker is NOT voting on non-routine matters. The vote with respect to the non-routine matters is known as a "broker non-vote."

    We encourage you to provide instructions to your brokerage firm by completing the proxy that it sends to you. This will ensure that your shares are voted at the Annual Meeting.

WHAT IS A QUORUM AND WHAT CONSTITUTES A QUORUM?

    A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be conducted at the Annual Meeting. The required quorum for the Annual Meeting is the presence in person or by proxy of the holders of a majority of the votes represented by shares issued and outstanding as of September 20, 2001.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

    Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will affect the outcome of the election of directors. With respect to any other proposals that properly come before the Annual Meeting, abstentions will have the effect of a vote against such proposal but broker non-votes will treated as not entitled to vote and therefore will not be counted as votes for or against such proposals.

HOW MANY VOTES MUST THE BOARD NOMINEES RECEIVE TO BE ELECTED?

    The eight nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a plurality.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

    The Board may, by vote, decide on reducing the size of the Board or name a substitute nominee. If a substitute is named, shares represented by proxies may be voted for the substitute nominee. The Company is not aware of any nominee who is unable to stand for re-election.

WHO IS PAYING FOR THIS PROXY'S SOLICITATION PROCESS?

    The enclosed proxy is solicited on behalf of the Board and Weider is paying for the entire cost of the proxy voting process. Copies of this material will be given to banks, brokerage houses and other institutions that hold shares that are beneficially owned by others. Weider will reimburse these banks, brokerage houses and other institutions for their reasonable out of pocket expenses in forwarding these proxy materials to the stockholders who are the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of Weider. No additional compensation will be paid to directors, officers or other Weider employees for soliciting proxies.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

    The Company will announce preliminary voting results at the Annual Meeting and publish final results in its Quarterly Report on Form 10-Q for its second quarter ending November 30, 2001.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING IN 2002?

    It is currently contemplated that the Company's 2002 Annual Meeting of Stockholders will be held on or about October 29, 2002. In the event that a stockholder desires to have a proposal considered for presentation at the 2002 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Secretary of the Company so that it is received no later than May 31, 2002. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

    If a stockholder, rather than including a proposal in the Company's proxy statement as discussed above, commences his or her own proxy solicitation for the 2002 Annual Meeting of Stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal on or before August 13, 2002. If the notice is not received by August 13, 2002, it will be considered untimely under Rule 14a-4(c)(1) of the Securities and Exchange Commission's (the "COMMISSION") proxy rules, and the Company will have discretionary voting authority under proxies solicited for the 2002 Annual Meeting of Stockholders with respect to such proposal, if presented at the meeting.

    Proposals and notices should be directed to the attention of the Secretary, Weider Nutrition International, Inc., 2002 South 5070 West, Salt Lake City, Utah 84104.

                           PROPOSALS TO BE VOTED UPON

                            1. ELECTION OF DIRECTORS

    The Board of Directors currently consists of nine directors of Weider who are elected annually. As Mr. Donald Drapkin, a current director of the Company, is not standing for reelection, the Board will consist of eight directors after the Annual Meeting. All of the eight nominees listed below are current directors of Weider. The Board recommends a vote "FOR" each of these nominees. The term of office for directors elected at the 2001 Annual Meeting will expire upon the election of the Board at the 2002 Annual Meeting when their successors are duly elected and qualified. See the section entitled "Nominees for Election to the Board of Directors" below for biographical information on the Board nominees.

                               2. OTHER BUSINESS

    The Board knows of no other business for consideration at the Annual Meeting. If other matters are properly presented at the Annual Meeting, or at any adjournment of the meeting, Bruce J. Wood and Daniel A. Thomson will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

    Directors to be elected at the Annual Meeting are as follows:

NAME                       AGE          POSITION
----                     --------       --------
Eric Weider                 37          Chairman of the Board
George F. Lengvari          59          Vice Chairman of the Board
Bruce J. Wood               51          Chief Executive Officer, President and Director
Ronald L. Corey             62          Director
David J. Gustin             50          Director
Roger H. Kimmel             55          Director
Brian P. McDermott          44          Director
H. F. Powell                68          Director

    ERIC WEIDER has been a director of the Company since June 1989, Chairman of the Board of Directors since August 1996 and since June 1, 1997 has been President and Chief Executive Officer of Weider Health and Fitness, a major stockholder of the Company. Mr. Weider also serves as a member of the board of directors of a number of public and private companies in the United States and Canada, including Weider Health and Fitness, Nutripeak, Inc. and Weider Publications, a publisher of health and fitness magazines. Mr. Weider is also the President of the Joe Weider Foundation.

    GEORGE F. LENGVARI has been a director of the Company since August 1996 and serves as Vice Chairman of the Board of Directors. Mr. Lengvari has been Vice Chairman of Weider Health and Fitness since June 1995 and Chairman of Weider Publications U.K. since September 1994. Prior to joining Weider Health and Fitness, Mr. Lengvari was a partner for 22 years in the law firm Lengvari Braman and is currently of counsel to the law firm LaPointe Rosenstein.

    BRUCE J. WOOD has been Chief Executive Officer, President and a director of the Company since June 1999. From January 1998 to December 1998, Mr. Wood was the President and a founder of All Stick Label LLC. From 1973 to December 1997, Mr. Wood held various management positions with divisions of Nabisco, Inc., a manufacturer and marketer of packaged food, including President and Chief Executive Officer of Nabisco, Ltd., President of Planters Lifesavers Company, and Senior Vice President, Marketing of both Nabisco Biscuit Company and Del Monte USA. Mr. Wood also serves as a director of Payge International Ltd., Montreal, a private company which manufactures injection molded plastic industrial and advertising products.

    RONALD L. COREY has been a director of the Company since August 1996.
Mr. Corey served as President of the Club de Hockey Canadien Inc. (the Montreal Canadiens) and the Molson Center Inc. from 1982 through July 1999. In addition, between 1985 and 1989, Mr. Corey held the position of Chairman of the Board and director of the Montreal Port Corporation. Mr. Corey has previously served as director of numerous companies, including Banque Laurentienne, Reno-Depot Inc. and Transamerica Life Companies, an insurance and financial services company, B2B Trust and Surefire Commerce.

    DAVID J. GUSTIN has been a director of the Company since March 1999. From March 1999 until June 1999, Mr. Gustin served as Chief Executive Officer and President of the Company. From 1992 to June 1998, Mr. Gustin held various senior management positions within ConAgra, Inc., including President of ConAgra Grocery Products Companies, Hunt-Wesson Grocery Products Companies, LaChoy/Rosarita Company and Orville Redenbacher/ Swiss Miss Company. Prior to joining ConAgra, Inc., Mr. Gustin held various management positions with Frito-Lay, Inc. and General Foods Corporation.

    ROGER H. KIMMEL has been a director of the Company since August 1996. Prior to January 2001, Mr. Kimmel had been a partner at the law firm of Latham & Watkins for more than five years.

Mr. Kimmel has been Vice Chairman of Rothschild, Inc., an investment banking firm, since January 2001. Mr. Kimmel is also a director of Endo Pharmaceutical Holdings, Inc.

    BRIAN P. MCDERMOTT has been a director of the Company since June 2001.
Mr. McDermott was President, Chief Executive Officer and a director of PartsAmerica.com from May 2000 to July 2001. Since 1988, Mr. McDermott has been a general partner in Hancock Park Associates, a private equity firm, and has held various management and director positions in several of the firm's portfolio companies. Mr. McDermott held various management positions with Leslie's Poolmart, Inc. from 1988 to May 2000, including President and/or Chief Executive Officer from 1989 to December 1999 and Chairman of the Board from January 2000 to May 2000. From November 1994 to December 1998, Mr. McDermott served as Chairman of the Board of Busy Body, Inc., a specialty retailer of fitness equipment.

    H.F. POWELL has been a director of the Company since January 2000. Since 1997, Mr. Powell has been an independent consultant to various corporations. Prior to his retirement in 1996, Mr. Powell served as Executive Vice President and Chief Financial Officer of Nabisco, Inc. from 1994 through 1996 and President of Nabisco International from 1989 through 1994. Throughout his career, Mr. Powell served in various senior level finance and operating positions including Executive Vice President of Nabisco International, Senior Vice President and Chief Financial Officer of Nabisco Brands, President of Nabisco Brands Canada and Senior Vice President and Chief Financial Officer of Standard Brands.

              BOARD OF DIRECTORS AND BOARD COMMITTEES INFORMATION

    The business of the Company is managed under the direction of the Board of Directors. To assist in carrying out this responsibility, the Board has established an Executive Committee, Audit Committee and Compensation Committee. We do not have a standing nominating committee. During fiscal 2001, the Board of Directors met five times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 2001 and the total number of meetings held during fiscal 2001 by all committees of the Board on which that director served, except for Mr. Drapkin.

EXECUTIVE COMMITTEE

    The current members of the Executive Committee are Messrs. Weider, Lengvari and Wood. During fiscal 2001, the Executive Committee met two times. The Executive Committee has the authority to determine questions of general policy with regard to the business of the Company, to the extent permitted by law.

AUDIT COMMITTEE

    The current members of the Audit Committee are Messrs. Powell, Corey and McDermott. Mr. McDermott joined the Audit Committee upon his appointment to the Board in June 2001. During fiscal 2001, the Audit Committee met seven times. The Audit Committee's responsibilities include:

    - recommending the selection of the Company's independent public auditors to the Board of Directors;

    - consulting with the independent auditors with regard to the plan and scope of audit;

    - reviewing in consultation with the independent auditors, their report of audit or proposed report of audit and the accompanying management letter, if any;

    - reviewing the impact of new or proposed changes in accounting principles or regulatory requirements;

    - consulting with the independent auditors with regard to the adequacy of internal controls and, as appropriate, consulting with management regarding the same; and

    - such other responsibilities set forth in its Charter, a copy of which is attached to this proxy statement as Appendix A.

COMPENSATION COMMITTEE

    The current members of the Compensation Committee are Messrs. Powell and Corey. During fiscal 2001, the Compensation Committee met four times. The Compensation Committee's responsibilities include:

    - reviewing the compensation policy for executive officers of the Company and such other officers of the Company as directed by the Board of Directors;

    - reviewing general compensation goals and guidelines for the Company's employees and the criteria by which bonuses to the Company's employees are determined;

    - acting as administrator of the Company's 1997 Equity Participation Plan (the "EQUITY PLAN"); and

    - performing other related functions as directed by the Board of Directors from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 2001, Messrs. Powell and Corey served as the sole members of the Compensation Committee. Messrs. Powell and Corey are not employees of, or otherwise affiliated with (other than in their capacity as directors), the Company.

    During 2001, no executive officer of the Company served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

DIRECTOR COMPENSATION

    Members of the Board of Directors who are not employees of the Company or any subsidiary or parent corporation of the Company (the "INDEPENDENT DIRECTORS") receive an annual fee of $12,000. In addition to the annual fee, each Independent Director is entitled to receive $1,500 for each Board meeting attended and $500 for each committee meeting attended on a day the Board is not otherwise meeting. The Company will also reimburse all directors for their reasonable expenses incurred in connection with their activities as directors of the Company.

    Upon appointment or election to the Board of Directors, each Independent Director receives options to purchase 20,000 shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant and vesting in equal installments over three years. Independent Directors are also granted options to purchase 7,000 shares of Class A Stock upon each Annual Meeting of the Company's stockholders following the first anniversary of the date of appointment or election to the Board of Directors, provided the Independent Director is then still serving as a director of the Company. These options are granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant and vest in equal annual installments over three years. Messrs. Corey, Drapkin, Gustin, Kimmel, McDermott and Powell are currently Independent Directors of the Company.
Messrs. Corey, Drapkin, Gustin and Kimmel were each granted 7,000 options in fiscal 2001 and Mr. McDermott was granted 20,000 options upon his appointment to the Board in June 2001. Directors who are not Independent Directors receive no compensation for serving on the Board of Directors.

         STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

    The following table sets forth information that has been provided to Weider regarding the beneficial ownership of Weider's Class A and Class B Common Stock as of August 31, 2001, for:

    - each person or entity who is known to Weider to beneficially own more than 5% of the outstanding shares of Class A and Class B Common Stock;

    - each person who is a director of the Company and each nominee;

    - each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and

    - all current directors and executive officers of Weider as a group.

Except as noted, the person or entity listed has sole voting and investment power with respect to the shares shown in this table.

                                                       SHARES BENEFICIALLY OWNED(1)
                                               ---------------------------------------------   PERCENT OF
                                                  NUMBER OF SHARES             PERCENT            TOTAL
                                               -----------------------   -------------------     VOTING
NAME OF BENEFICIAL OWNER                       CLASS A(2)    CLASS B     CLASS A    CLASS B       POWER
------------------------                       ----------   ----------   --------   --------   -----------
DIRECTORS AND NAMED OFFICERS:
  Eric Weider(3).............................      3,600             0        *         0%           *
  Bruce J. Wood..............................    383,333             0      3.5%        0            *
  Ronald L. Corey............................     80,427             0        *         0            *
  Donald G. Drapkin..........................     23,000             0        *         0            *
  David J. Gustin............................      2,333             0        *         0            *
  Roger H. Kimmel(4).........................     42,000             0        *         0            *
  George F. Lengvari(5)......................          0             0        0         0            0%
  Brian P. McDermott.........................          0             0        0         0            0
  H. F. Powell...............................      6,667             0        *         0            *
  Joseph W. Baty.............................     64,590             0        *         0            *
  Richard A. Blair...........................    146,222             0      1.4         0            *
  Jerome J. Bock.............................          0             0        0         0            0
  James P. Lacey.............................     31,000             0        *         0            *
  Directors and executive officers as a group
    (15 persons)(3),(4),(5)..................  1,129,760             0     10.0         0            *

OTHER PRINCIPAL STOCKHOLDERS:
  Weider Health and Fitness(6) ..............          0    15,687,432        0       100         93.7
    21100 Erwin Street
    Woodland Hills, CA 91367
  Gabelli Asset Management Inc.(7) ..........  1,670,900             0     15.8         0          1.0
    One Corporate Center
    Rye, New York 10580
  Wynnchurch Capital(8) .....................  1,174,955             0     11.1         0            *
    Two Conway Park
    150 Field Dr., Suite 165
    Lake Forest, IL 60045
  Dimensional Fund Advisors Inc.(9) .........    542,200             0      5.1         0            *
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401

------------------------

*   Represents less than 1%.

(1) Except for information based on Schedules 13D or 13G, as indicated in the footnotes hereto, beneficial ownership is stated as of August 31, 2001, and includes shares exercisable within 60 days of that date held by each person, as if such shares were outstanding on that date.

(2) Includes 383,333, 23,000, 19,000, 2,333, 23,000, 6,667, 64,000, 64,000,
    30,000 and 726,333 shares of Class A Common Stock which may be purchased upon the exercise of stock options by Messrs. Wood, Corey, Drapkin, Gustin, Kimmel, Powell, Baty, Blair, and Lacey and all current directors and executive officers as a group, respectively.

(3) Does not include 15,687,432 shares of Class B Common Stock held by Weider Health and Fitness. Mr. Weider is President and Chief Executive Officer of Weider Health and Fitness. Mr. Weider disclaims beneficial ownership of such shares.

(4) Does not include 2,000 shares of Class A Common Stock held in two trusts for the benefit of the adult children of Mr. Kimmel, as to which shares
    Mr. Kimmel has neither the power of disposition nor the power to vote.
    Mr. Kimmel disclaims beneficial ownership of such shares.

(5) Does not include 232,426 shares of Class A Common Stock held by Bayonne Settlement, a trust organized under the laws of Jersey (U.K.), of which family members of George F. Lengvari are included among the beneficiaries. Bayonne Settlement is administered by an independent trustee and Mr. Lengvari has neither the power of disposition nor the power to vote the shares. Mr. Lengvari disclaims beneficial ownership of such shares.

(6) Based on Schedule 13G filed on July 9, 1997 by Weider Health and Fitness.

(7) Based on Schedule 13D/A dated February 15, 2001. Gabelli Funds, LLC ("GABELLI FUNDS"), GAMCO Investors, Inc. ("GAMCO") and Gabelli
    Advisers, Inc. ("GABELLI ADVISERS") own 300,000, 1,343,900 and 27,000 shares of Class A Common Stock, respectively. Due to their affiliations, Gabelli Funds is deemed to beneficially own the shares held by GAMCO and Gabelli Advisers, and each Mario J. Gabelli, Marc J. Gabelli and Gabelli Asset Management Inc. ("GAMI") is deemed to beneficially own the shares held by Gabelli Funds, GAMCO and Gabelli Advisers. Subject to certain limitations, each of Gabelli Funds, GAMCO and Gabelli Advisers has sole disposition and voting power over the shares of Class A Common Stock held by them. Mario J. Gabelli, Marc J. Gabelli, GAMI and Gabelli Group Capital Partners, Inc. have indirect disposition and voting power over the shares held by Gabelli Funds, GAMCO and Gabelli Advisers.

(8) Based on Schedule 13D/A filed on August 8, 2000 by Wynnchurch Capital, Ltd. Wynnchurch Capital Partners, L.P. ("WYNNCHURCH US") is the record holder of 578,102 shares of Class A Common Stock and Wynnchurch Capital Partners Canada, L.P. ("WYNNCHURCH CANADA") is the record holder of 596,853 shares of Class A Common Stock. Along with Wynnchurch Partners, L.P. ("US GP"), Wynnchurch Management, Inc. ("US MANAGEMENT"), Wynnchurch Partners Canada, L.P. ("CANADA GP") and Wynnchurch GP Canada, Inc. ("CANADA MANAGEMENT"), Wynnchurch US and Wynnchurch Canada may be considered a group with in the meaning of Section 13(d) of the Securities Exchange Act of 1934 and, as a result, each entity may be deemed to beneficially own the shares held by Wynnchurch US and Wynnchurch Canada. As a result of their affiliations, each of US GP and US Management has the sole disposition and voting power over the shares owned by Wynnchurch US, and each of Canada GP and Canada Management has the sole disposition and voting power over the shares owned by Wynnchurch Canada.

(9) Based on Schedule 13G dated February 2, 2001.

                               EXECUTIVE OFFICERS

    The following table sets forth the names, ages and titles of the current executive officers of the Company.

NAME                         AGE          POSITION
----                       --------       --------
Bruce J. Wood                 51          Chief Executive Officer, President and Director
Joseph W. Baty                44          Executive Vice President and Chief Financial Officer
Richard A. Blair              42          Executive Vice President--International
Thomas H. Elitharp            52          Executive Vice President--Operations
James P. Lacey                40          Executive Vice President--Sales and Marketing
Philip H. Cooper              42          Senior Vice President--Human Resources
Dr. Marta J. Draper           49          Senior Vice President--Technology
Daniel A. Thomson             37          Senior Vice President, General Counsel and Secretary

    Set forth below are descriptions of the backgrounds of the current executive officers of the Company. For a description of the background of Mr. Wood, see "NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS." We are not aware of any family relationships among any of our directors and executive officers.

    MR. BATY has served as Executive Vice President and Chief Financial Officer of the Company since November 1999. From January 1997 to October 1999, Mr. Baty served as Senior Vice President--Finance of the Company. Prior to joining the Company, Mr. Baty was a partner at KPMG LLP, which he joined in 1984. Mr. Baty is a certified public accountant.

    MR. BLAIR has served as Executive Vice President--International of the Company since January 2001. Mr. Blair has served in various capacities with the Company since 1991, including Senior Vice President Sales--Costco from
July 1999 to January 2001, Executive Vice President--Sales and Marketing from January 1997 to July 1999 and Senior Vice President--Sales from January 1994 to January 1997. Prior to joining the Company, Mr. Blair was Director of Sales and Marketing at Tunturi Sports Equipment Company which he joined in 1984.

    MR. ELITHARP has served as Executive Vice President--Operations of the Company since June 2001. From September 1997 to May 31, 2001, Mr. Elitharp served as Senior Vice President--Operations of the Company. Prior to joining the Company, Mr. Elitharp held numerous positions with Welch Food Inc. for over 18 years, most recently as Director of Operations for its East Coast manufacturing locations.

    MR. LACEY has served as Executive Vice President--Sales and Marketing of the Company since March 2000. From July 1999 to February 2000 Mr. Lacey served as Senior Vice President--Sales of the Company. From January 1998 to July 1999,
Mr. Lacey served as Chief Operating Officer of Everlast Nutritional Products. From July 1996 to December 1997, Mr. Lacey was Vice President of Sales at Powerbar, Inc. Prior to joining Powerbar, Mr. Lacey held various sales, marketing and management positions from 1982 to 1996 with Gillette-Oral-B Laboratories, Nestle Food Corporation, and Smith Kline-Beecham.

    MR. COOPER has served as Senior Vice President--Human Resources of the Company since July 1999. From September 1996 to June 1999, Mr. Cooper served as Senior Vice President--Administration of the Company. Mr. Cooper is a former partner with Deloitte & Touche and is a certified public accountant.

    DR. DRAPER has served as Senior Vice President--Technology of the Company since November 1999. Prior to joining the Company, Dr. Draper was Senior Director of Nutritional Sciences with Banner Pharmacaps from February 1999 to October 1999. Dr. Draper is the founder and owner of Marta Draper Lifestyle Management Inc. Services. Prior to founding Marta Draper Lifestyle
Management Inc. in 1990, Dr. Draper held various research, product development and quality assurance domestic and international positions from 1985 to 1990 with Campbell Soup Company and from 1978 to 1985 with Nabisco Brands, Inc.
Dr. Draper holds a Ph.D. in Nutritional Biochemistry and Metablolism from Massachusetts Institute of Technology.

    MR. THOMSON has served as Senior Vice President and General Counsel of the Company since July 1998 and Secretary since July 1999. Prior to joining the Company, Mr. Thomson was in private law practice in the corporate and securities departments of Latham & Watkins and LeBoeuf, Lamb, Greene & MacRae.
Mr. Thomson, a certified public accountant, was an accountant and consultant with the firm of Price Waterhouse prior to practicing law.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

    The following table sets forth, for the last three fiscal years, information regarding the annual and long-term compensation for our Chief Executive Officer and the next four most highly compensated executive officers (based on the last fiscal year). We sometimes refer to all of these officers as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                           ANNUAL COMPENSATION                 AWARDS
                                -----------------------------------------   ------------
                                                                             SECURITIES       ALL OTHER
                                                                             UNDERLYING        ANNUAL
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS     OTHER(1)     OPTIONS      COMPENSATION(2)
---------------------------     --------   --------   --------   --------   ------------   ---------------
Bruce J. Wood(3) .............    2001     $420,000   $218,820        --        75,000         $184,929
  Chief Executive Officer         2000      400,000    408,000        --       600,000          456,444
  And President

Joseph W. Baty ...............    2001      213,000     68,586        --        90,000            5,214
  Executive V.P. and Chief        2000      185,833    107,100        --        45,000            5,100
  Financial Officer               1999      155,000         --        --        30,000            3,839

Richard A. Blair .............    2001      225,000     75,405        --        90,000            4,141
  Executive V.P.--                2000      225,000    157,500        --            --            5,181
  International                   1999      225,000     25,000        --        60,000          112,540

Jerome J. Bock(5) ............    2001      186,999     58,812    20,648(3)         --            5,187
  Executive V.P.--Operations      2000      160,269     81,266    56,280(3)     50,000            4,200

James P. Lacey(6) ............    2001      213,000     63,410        --        60,000            5,104
  Executive V.P.--Sales           2000      170,539     96,566    91,276(3)     75,000           95,293
  and Marketing

------------------------

(1) Except as provided in footnote 4 below, perquisites are excluded as their aggregate value do not exceed the lesser of $50,000 or 10% of the total salary and bonus for any Named Executive Officer.

(2) Except for the reimbursement of relocation and other related expenses of $179,829 and $456,444 for Mr. Wood, $108,611 for Mr. Blair and $91,276 for
    Mr. Lacey, all amounts under the heading "All Other Compensation" represent the Company's matching contributions under its 401(k) Plan.

(3) Mr. Wood became President and Chief Executive officer of the Company effective June 3, 1999.

(4) Mr. Bock's employment arrangement provided for the Company to reimburse him for commuting expenses.

(5) Mr. Bock joined the Company in July 1999. He retired in June 2001.

(6) Mr. Lacey joined the Company in July 1999.

    The following table shows certain information regarding stock option grants to Named Executive Officers during fiscal 2001.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                          POTENTIAL REALIZABLE
                                             PERCENTAGE                                         VALUE AT
                                              OF TOTAL                                    ASSUMED ANNUAL RATES
                                NUMBER OF      OPTIONS                                          OF STOCK
                                SECURITIES   GRANTED TO                                    PRICE APPRECIATION
                                UNDERLYING    EMPLOYEES       EXERCISE                     FOR OPTION TERM(2)
                                 OPTIONS      IN FISCAL     OR BASE PRICE    EXPIRATION   ---------------------
NAME                             GRANTED        YEAR         (PER SHARE)        DATE         5%          10%
----                            ----------   -----------   ---------------   ----------   ---------   ---------
Bruce J. Wood.................    75,000          5.6%          $3.00         01/25/09    $107,427    $257,307

Joseph W. Baty................    60,000          4.4            3.00         01/25/09      85,942     205,846

                                  30,000          2.2            3.00         01/25/09      42,971     102,293

Richard A. Blair..............    60,000          4.4            3.00         01/25/09      85,942     205,846

                                  80,000          5.9            3.00         01/25/09     114,589     274,461

Jerome J. Bock................         0            0              --               --           0           0

James P. Lacey................    60,000          4.4            3.00         01/25/09      85,942     205,846

------------------------

(1) All options were granted under the Equity Plan and become exercisable in three equal annual installments beginning on the first anniversary date of grant, except that the grants of 30,000 shares to Mr. Baty and 80,000 shares to Mr. Blair become exercisable 50% on the date of grant and 50% on the first anniversary date of grant. Under the terms of the Equity Plan, the Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of eight years, subject to earlier termination in certain events. The exercise price of the grants was greater than the closing price of the Company's Class A Common Stock on the NYSE on the date of grant.

(2) Potential realizable value is based on the assumption that the common stock of the Company or the capital stock of the affiliated companies appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company's estimate or projection of the future stock prices.

    The following table sets forth certain information with respect to the unexercised options to purchase shares of Class A Common Stock held by the Named Executive Officers as of May 31, 2001. No Named Executive Officer exercised any options during fiscal 2001.

                 AGGREGATED FISCAL 2001 YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                 OPTIONS AS OF MAY 31, 2001       AS OF MAY 31, 2001(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Bruce J. Wood..................................    166,667        508,333           $0             $0
Joseph W. Baty.................................     60,000        135,000            0              0
Richard A. Blair...............................     64,000        214,000            0              0
Jerome J. Bock.................................     10,000         40,000            0              0
James P. Lacey.................................     15,000        120,000            0              0

------------------------

(1) Based on the closing price of the Class A Stock on the New York Stock Exchange on May 31, 2001 ($2.45), minus the exercise price of the option.

EMPLOYMENT RELATED AGREEMENTS

    The Company entered into an employment agreement with Mr. Wood in June 1999. Pursuant to his employment agreement, Mr. Wood is entitled to a base salary of $400,000 per year (subject to annual review by the Compensation Committee of the Board) and annual bonuses in an amount based upon the annual performance and profitability of the Company. In addition, in the event
Mr. Wood terminates his employment for "cause" or is terminated without "cause" (as defined in the employment agreement), he is entitled to a severance payment in an amount equal to 100% of his base salary, plus an amount equal to the greater of his base salary and annual bonus for the prior year. In addition, upon such termination, or if Mr. Wood is terminated for incapacity, his options to purchase Class A Common Stock of the Company that would have become exercisable on the next following anniversary of the date of grant will immediately become exercisable. Pursuant to his employment agreement, if Mr. Wood's employment is terminated by him for "cause" or the Company terminates his employment without "cause," he has agreed not to be employed by certain of the Company's competitors within the territorial United States for a period of six months. If his employment is terminated for any other reason, such restriction will last for one year. Unless sooner terminated by the parties, the agreement expires on May 31, 2002.

    In addition to his employment agreement, the Company has an agreement with Mr. Wood regarding certain change in control events. If Mr. Wood's employment is terminated by him for "cause" (as defined in the employment agreement) or the Company terminates his employment without "cause" upon the consummation of certain change of control events, he will be entitled to receive an amount equal to his base salary, in addition to any amount he is entitled to receive pursuant to his employment agreement with the Company. If, upon consummation of a change of control event, (a) Mr. Wood terminates his employment for "good reason,"
(b) the Company terminates his employment without "cause," or (c) he continues his employment with the Company after a change of control, Mr. Wood will be entitled to receive a retention bonus based upon the aggregate fair market value of the Company upon the change of control.

    The Company entered an agreement with Mr. Baty as of October 1999. Pursuant to his agreements, in the event Mr. Baty terminates his employment for "good reason" or the Company terminates his employment without "cause" (each, as defined in the agreement), he is entitled to a severance payment in an amount equal to 100% of his base salary, plus an amount equal to the greater of
(a) his prior year's bonus, (b) the average of his bonuses for the past three years or (c) 30% of his base salary. In addition, upon such termination and upon certain change of control events, his options to purchase Class A Common Stock will vest and become exercisable.

    The Company entered into an employment agreement with Mr. Blair in June 1994, which was subsequently amended. Mr. Blair is entitled to a base salary (subject to annual review) and bonuses in an amount based upon the annual performance and profitability of Mr. Blair and the Company. Mr. Blair is entitled to certain severance benefits in the event he is terminated by the Company. If Mr. Blair's employment is terminated by the Company without cause or by Mr. Blair upon the breach of the employment agreement by the Company, he is entitled to a severance payment in an amount equal to 200% of his current base salary and fiscal 2000 bonus. In addition, upon such termination, the Company will forgive amounts outstanding under Mr. Blair's loan with the Company (see "Certain Relationships and Related Transactions--Management Loan"). Pursuant to his employment agreement, Mr. Blair has agreed not to be employed by certain entities engaged in the manufacture and distribution of nutritional supplements for a period of 24 months following the termination of his employment agreement in certain circumstances.

    Mr. Bock retired from the Company in June 2001. Pursuant to an agreement with the Company, Mr. Bock is entitled to receive an amount equal to his fiscal 2001 annual salary and fiscal 2000 annual bonus. The amounts are to be paid through May 2002 in accordance with Weider's customary payroll practices.

    The Company entered into an employment agreement with Mr. Lacey as of March 2000. Pursuant to his employment agreement, Mr. Lacey is entitled to a base salary of $210,000 per year (subject to annual review by the Company's Chief Executive Officer and the Compensation Committee) and annual bonuses in an amount based upon the annual performance and profitability of the Company. In addition, in the event Mr. Lacey terminates his employment for "good reason" or is terminated by the Company without "cause" (each, as defined in the employment agreement), he is entitled to a severance payment in an amount equal to 100% of his base salary, plus an amount equal to the greater of the bonus he received in the prior fiscal year and the average of his bonuses for the past three fiscal years. In addition, upon certain change of control events, his options to purchase Class A Common Stock of the Company will vest and immediately become exercisable. Pursuant to his employment agreement, Mr. Lacey has agreed not to be employed by certain entities engaged in the manufacture and distribution of nutritional supplements within Canada and the territorial United States for a period of one year following the termination of Mr. Lacey's employment agreement. Unless sooner terminated by the parties, the agreement expires on December 31, 2002.

    In addition to the agreements discussed above, the Company also has agreements with Messrs. Baty, Lacey and Blair regarding certain change in control events. Each of Messrs. Baty, Lacey and Blair will be entitled to receive certain payments upon the closing of certain change of control events if he (a) terminates his employment for "good reason," (b) the Company terminates his employment without "cause" (each, as defined in the agreements), or (c) he continues his employment with the Company after a change of control. The amount of any such payments are $600,000, $400,000 and $400,000 for Messrs. Baty, Lacey and Blair, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors provides guidance and overview for all executive compensation and benefit programs, including basic strategies and policies. The Committee evaluates the performance of the executive officers and determines their compensation levels in terms of salary, bonuses, stock options and other benefits. In accordance with rules established by the Commission, the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the Named Executive Officers. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement..

    COMPENSATION POLICY AND COMPANY PERFORMANCE. The executive compensation program's overall objective is to reward and retain executives with the level of talent and ability required to prudently guide the Company's growth, maximize the link between executive and stockholder interests through a stock option plan, recognize individual contributions as well as overall business results and maintain the Company's position as a leader in the nutritional supplements market. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

    The key elements of the Company's compensation program consist of fixed compensation in the form of base salary and variable compensation in the forms of bonus payments and stock option awards under the Company's Equity Plan. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to the Company's Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other benefits, as well as the programs described below.

    BASE SALARIES. A competitive base salary is necessary to the development and retention of capable management and is consistent with the Company's long-term goals. Base salaries for executives are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and general economic conditions.

    BONUS PAYMENTS. Targeted cash bonus payments are awarded to executives in recognition of contributions to the business during the prior year. An executive's contributions to the business are measured, in part, by his or her success in meeting certain goals established by such executive and the Compensation Committee in consultation with the Chief Executive Officer. The aggregate amount of the bonuses awarded in any fiscal year is determined by reference to the terms of the executive employment agreements, the Company's competitive position, assessment of progress in attaining long-term goals and business performance considerations.

    The specific cash bonus an executive receives is dependent on the Company's financial performance, individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors, including initiative, business judgment, knowledge of the industry, management skills and goal achievement.

    AWARDS UNDER THE EQUITY PLAN. The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of the stock options is set at a price equal to or above the market price of the Class A Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Class A Common Stock rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

    POLICY ON THE DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), limits a public company's federal income tax deduction for compensation paid in excess of $1,000,000 to any of its five most highly compensated executive officers. However, certain performance-based compensation, including awards of stock options, is excluded from the $1,000,000 limit if specific requirements are met.

    While the tax impact of any compensation arrangement is one factor which is considered by the Committee, such impact is evaluated in light of the compensation policies discussed above. The Committee's compensation determinations have generally been designed to maximize the Company's federal income tax deduction for possible application in future years. However, from time to time compensation may be awarded which is not fully deductible if it is determined that such award is consistent with the overall design of the compensation program and in the best interests of the Company and its stockholders.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Company entered into an employment agreement with Bruce J. Wood, its current Chief Executive Officer and President, in June 1999. Pursuant to his employment agreement, the Company granted Mr. Wood stock options exercisable for 600,000 shares of Class A Common Stock and agreed to pay Mr. Wood an annual base salary of $400,000, subject to annual review by the Board. For the fiscal year ended May 31, 2001, Mr. Wood was paid a base salary of $420,000 and a bonus of $218,820. The minimum base salary and annual increases set forth in Mr. Wood's employment agreement were determined based on the Board of Directors' judgment concerning various factors, including his level of responsibility and career experience. Although none of these factors were given a specific weight, primary consideration was given to his career experience. No particular formulas or measures were used. See the description of Mr. Wood's employment agreement under "Employment Related Agreements" above.

    CONCLUSION. The Company has had, and continues to have, an appropriate and competitive compensation program. The balance of a competitive base salary, bonus payments and significant emphasis on long-term incentives is a foundation designed to build stability and to support the Company's continued growth. This report is submitted by the members of the Compensation Committee.

       Members of the Compensation Committee of the Board of Directors

       H.F. Powell
       Ronald L. Corey

    THE PRECEDING "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" AND THE "STOCK PERFORMANCE CHART" THAT APPEARS IMMEDIATELY HEREAFTER SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE SAME BY REFERENCE.

                               PERFORMANCE GRAPH

    As part of the executive compensation information presented herein, the Commission requires a comparison of stock performance for the Company with stock performance of a broad equity market index and an appropriate industry index. The following chart compares the cumulative total stockholder return on the Class A Common Stock during the period from May 1, 1997 to May 31, 2001 with the cumulative total return on Standard & Poor's 500 Index and a peer group index of nutritional supplement companies. The comparison assumes $100 was invested on May 1, 1997 (the first day of trading in the Class A Common Stock) in the Class A Common Stock or in each of the foregoing indices and assumes reinvestment of dividends, if any. The peer group used in the below stock performance chart consists of the companies included in the Natural Business Composite Index-TM-. The stock performance shown on the following chart is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         WEIDER NUTRITION    S & P 500  NATURAL BUSINESS
        INTERNATIONAL, INC.              COMPOSITE INDEX
5/1/97                  100        100               100
5/97                 114.61     106.09            115.05
5/98                 141.82     138.64            158.86
5/99                  48.62     167.79             93.92
5/00                  31.88     185.37              84.5
5/01                  24.79     165.81             78.02

                                            5/1/97     5/3/97    5/31/98    5/31/99    5/31/00    5/31/01
                                           --------   --------   --------   --------   --------   --------
Weider Nutrition International, Inc......    $100       $115       $142       $ 49       $ 32       $ 25
S&P 500..................................    $100       $106       $139       $168       $185       $166
Natural Business Composite Index-TM-.....    $100       $115       $159       $ 94       $ 85       $ 78

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The current members of the Audit Committee are Mr. Powell, Mr. Corey and
Mr. McDermott, with Mr. McDermott joining the Audit Committee in June 2001 upon his appointment to the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

    The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

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    In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended May 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provisions of non-audit services to the Company is compatible with maintaining the auditor's independence.

    The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

    Based on the reports and discussions above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2001.

           The Audit Committee of the Board of Directors

           H. F. Powell, Chairman
           Ronald L. Corey
           Brian P. McDermott

    THE ABOVE REPORT OF THE AUDIT COMMITTEE WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE TO ANY FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE SAME BY REFERENCE.

                           INDEPENDENT AUDITORS' FEES

AUDIT FEES

    Audit services performed by Deloitte & Touche LLP during the Company's 2001 fiscal year consisted of the examination of the Company's financial statements and services related to filings with the Commission.

    Audit fees billed to the Company by Deloitte & Touche LLP for the audit of the Company's annual financial statements for fiscal 2001 included in the Company's Annual Report on Form 10-K totaled approximately $231,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal 2001.

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ALL OTHER FEES

    All other fees billed to the Company by Deloitte & Touche LLP for services rendered in fiscal 2001 totaled approximately $825,000 and were primarily for statutory audits of subsidiaries required by local law, e-commerce consulting fees and tax services fees for tax compliance and tax consulting.

    The Audit Committee has reviewed the non-audit services provided by Deloitte & Touche LLP and determined that the provision of these services during fiscal 2001 is compatible with maintaining Deloitte & Touche LLP's independence.

                       SECTION 16(a) BENEFICIAL OWNERSHIP

    Section 16(a) of the Securities Exchange Act of 1934 requires Weider's directors and executive officers and persons who beneficially own more than 10% of Weider's Class A Common Stock to file initial reports of ownership and changes in ownership with the Commission and The New York Stock Exchange. These persons and entities are also required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. We believe, based solely on our review of the copies of such forms and other written representations to us, that during the fiscal year ended May 31, 2001 all Weider reporting persons complied with all applicable Section 16(a) filing requirements, except that Messrs. Blair and Cooper and Dr. Draper failed to timely file their initial Forms 3.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ADVERTISING AGREEMENT

    The Company and Weider Publications, Inc., a subsidiary of Weider Health and Fitness, are parties to an Advertising Agreement dated December 1, 1996 (the "ADVERTISING AGREEMENT") under which the Company is obligated (pursuant to an annually updated notification in connection with the Company's budget) to purchase a minimum number of advertising pages in certain of the publications of Weider Publications each month at a price below that charged to unaffiliated third party advertisers. The Advertising Agreement has a ten-year term and is subject to termination by either party if certain specified events occur, including a change of control of Weider Health and Fitness or an initial public offering of Weider Publications. During fiscal 2001, the Company paid Weider Publications a total of approximately $1.4 million for services rendered. Weider Health and Fitness owns all of the Company's Class B Common Stock. Eric Weider, the Chairman of the Board of the Company, is a director of Weider Publications and George Lengvari, a director of the Company, is Chairman of Weider Publications U.K. and a director of Weider Health and Fitness.

TRANSFER OF INTELLECTUAL PROPERTY

    In July 1985, Weider Health and Fitness and Joe Weider entered into an agreement pursuant to which Weider Health and Fitness was granted all rights, title and interest in and to a system of weight training known as "The Weider System" and the exclusive right to use of the name "Joe Weider" within the continental United States. As consideration for such grants, Weider Health and Fitness has agreed to pay Joe Weider approximately $450,000 per year for the rest of his lifetime (of which $250,000 is paid by the Company). Weider Health and Fitness' right to use the "The Weider System" and "Joe Weider" survives the death of Joe Weider. Effective September 1, 1996, Weider Health and Fitness assigned to the Company substantially all such intellectual property. Weider Health and Fitness retained three trademarks used in both the Company's nutritional supplements business and Weider Health and Fitness' body building and exercise equipment divisions; however, Weider Health and Fitness entered into a Trademark and License Agreement granting to the Company a perpetual, royalty-free, fully paid license to use such trademarks for its nutritional supplements business. Weider Health and Fitness owns all of the Company's
Class B Common Stock. Mr. Eric Weider, the Chairman of the Board of Directors of the Company, is the President, Chief Executive Officer and a director of

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Weider Health and Fitness. Mr. Lengvari, a director of the Company, is a director of Weider Health and Fitness and Chairman of Weider Publications U.K.

INTELLECTUAL PROPERTY LICENSING AGREEMENT

    Pursuant to a June 1994 agreement with Joe Weider, Ben Weider, Weider Sports Equipment and Weider Health and Fitness, Mariz Gestao E Investimentos Limitada ("MARIZ") obtained the exclusive international rights to use the trademarks and brand names used by Weider Health and Fitness and its affiliates on or prior to December 1996. Pursuant to a sublicense agreement with Mariz dated December 1, 1996, the Company obtained the exclusive international worldwide right to use these trademarks and brand names outside the United States, Canada and Mexico (for which countries the Company owns the rights), except in Spain, Australia, New Zealand, Japan and South Africa. Under the terms of the sublicense agreement, the Company is required to make annual royalty payments to Mariz on sales of products covered by the agreement in these countries. In addition, the sublicense agreement with Mariz includes an irrevocable buy-out option exercisable by the Company after May 31, 2002 for a purchase price equal to the greater of $7.0 million or 6.5 times the aggregate royalties paid by the Company in the fiscal year immediately preceding the date of the exercise of the option. In fiscal 2001, the Company incurred royalty expense of approximately $389,000 relating to the Mariz licensing agreement. Mariz is a company incorporated under the laws of Portugal and owned by a trust of which the family members of George
F. Lengvari, a director of the Company, are included among the beneficiaries

CERTAIN BUSINESS RELATIONSHIPS

    Latham & Watkins, of which Roger H. Kimmel, a director of the Company, was a partner until January 2001, performed legal services for the Company during fiscal 2001. In addition, Rothschild, Inc., of which Mr. Kimmel is the Vice Chairman, performed investment banking advisory services for the Company during fiscal 2001.

SPONSORSHIPS

    As part of its marketing strategy, the Company participates in the sponsorship of certain body builder contracts with Weider Health and Fitness. The Company paid a total of approximately $200,000 in connection with its sponsorship in fiscal 2001.

IFBB AGREEMENT

    On May 1, 2000, the Company entered into an agreement with the International Federation of Bodybuilders ("IFBB"), a Canadian non-profit corporation which supports international bodybuilding events. Pursuant to the agreement, the Company is obligated to pay $250,000 during the first year of the agreement and $100,000 during each of the second and third years of the agreement with respect to the Company's sponsorship of certain IFBB bodybuilding events. In return for such sponsorship, IFBB provides the Company with preferential advertising, booth placement, inclusion in certain programs/ brochures, and other preferential promotional treatment. Ben Weider, the father of Eric Weider (our directors), is the president of IFBB. The Company incurred promotional expense of approximately $237,500 pursuant to this agreement during fiscal 2001.

MANAGEMENT LOAN

    Prior to the Company's IPO, the Company entered into Management Incentive Agreements pursuant to which key employees were granted Performance Units as incentive compensation. The Company's IPO triggered conversion of the Performance Units into cash and shares of Class A Common Stock. To facilitate the payment of individual income taxes incurred in connection with the conversion of the Performance Units, the Company made loans available to each recipient. These loans bear interest at a rate of 8.0% per annum, are repayable five years from the borrowing date and are secured by the recipient's Class A Common Stock received upon conversion. During fiscal 2001, the Company had a loan outstanding to Mr. Blair. At May 31, 2001, Mr. Blair had outstanding principal loan and interest balances of approximately $290,468 and $72,110, respectively, which amounts were the largest amounts owed by Mr. Blair during fiscal 2001.

                                 OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the Board's intention to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          [LOGO]
                                          Daniel A. Thomson
                                          Senior Vice President, General Counsel
                                          and Secretary

Salt Lake City, Utah
September 25, 2001

                                   APPENDIX A

                      WEIDER NUTRITION INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE AND OBJECTIVES:

    The Audit Committee is a committee of the Board of Directors which will make such examinations as are necessary to review the corporate financial reporting and the internal and external audits of Weider Nutrition International, Inc., a Delaware corporation, and its subsidiaries (the "Company"), and to provide to the Board of Directors the results of its recommendations, outline to the Board improvements made or to be made in internal accounting controls and make the Board aware of significant financial matters that require Board attention.

    The objectives of the Audit Committee are as follows:

    - to help directors discharge their responsibilities;

    - to act as a communication link between directors and external and internal auditors;

    - to review the external and internal auditors' independence; and

    - to maintain the credibility and objectivity of financial reports.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

CONSTITUTION:

    In 1999, the SEC and the Auditing Standards Board of the AICPA amended its Audit Committee rules, requiring that all of the Audit Committee members shall be independent directors.

    1. The Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management of the Company. Members of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management of the Company. The Board may provide for alternate Audit Committee members who shall be entitled to attend Committee meetings in the absence of the members of the Audit Committee.

    2. All members of the Audit Committee shall be financially literate and have a basic understanding of finance and accounting and shall be able to read and understand financial statements.

    3. At least one member of the Audit Committee shall have accounting or related financial management expertise as determined by the Board of Directors in its business judgment.

    4. A quorum of the Audit Committee shall be a majority of the members of the Audit Committee.

    5.  The members of the Audit Committee shall choose a Chairman.

    6. The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend a meeting and provide pertinent information as necessary.

    7. The Audit Committee will meet at least one time per year with the external auditors of the Company to review the external auditor's examination and management report.

    8. The external auditors shall ultimately be accountable to the Audit Committee and the Board of Directors.

RESPONSIBILITIES:

    In meeting their responsibilities, the Audit Committee should address each of the following matters:

    EXTERNAL AUDITORS

     1. Together with the Board of Directors, select, evaluate, and where appropriate, replace the external auditor (or nominate the external auditor to be proposed for shareholder approval in any proxy statement).

     2. Approve the external auditors' compensation as negotiated by management, and review and approve their discharge.

     3. Confirm and review the independence of the external auditor.

     4. Consider the external auditors' audit scope and plan.

     5. Notify the external auditor that the external auditor's ultimate accountability is to the Audit Committee and the Board of Directors.

     6. Consider with management and the external auditors the rationale for employing audit firms other than the principal external auditors on financial accounting and reporting issues.

     7. Review with the external auditors the coordination of audit efforts to assure the effective use of audit resources.

     8. Review with the external auditors any impact on the financial statements of any new or proposed changes in accounting principles or regulatory requirements.

     9. Consider and review with the external auditors:

       a. The adequacy of the Company's internal controls including computerized information system controls and security.

       b. Any related significant findings and recommendations of the external auditors together with management's responses thereto.

    10. Obtain from the external auditors a formal written statement delineating all relationships between the external auditor and the Company, consistent with Independence Standards Board Standard 1.

    11. Actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor.

    12. Meet with the external auditors to discuss any matters that the Audit Committee members or the external auditors believe should be discussed privately with the Committee.

    FINANCIAL REPORTING

    1. Review with management and the external auditors at the completion of the annual examination:

       a.  The Company's annual financial statements and related footnotes.

       b. The external auditors' audit of the financial statements and their report thereon.

       c. Any significant changes required in executing the external auditor's audit plan.

       d. Any serious difficulties or disputes with management encountered during the course of the audit.

       e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

       f. Nature of management advisory services (including fees) provided by the independent public accountant during the year under audit.

    2. Review with management any public interim financial reporting and consult with external auditors on such reporting as deemed necessary.

    3. Review filings with the SEC or other regulatory bodies which contain the Company's financial statements.

    GENERAL RESPONSIBILITIES

    1. Review, assess, and if necessary, update the Audit Committee's charter annually.

    2. Review and make recommendations to the Board regarding approval of any conflicts of interest between management and the Company.

    3. Inquire of management and the external auditors about the significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

    4. Review policies and procedures with respect to the senior officers' expense accounts.

    5. Review, together with legal counsel, legal and regulatory matters that may have a material impact on the financial statements.

    6. Meet with management to discuss any matters that the Audit Committee members or management believes should be discussed privately with the Committee.

    7. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

    8. The Audit Committee shall have the power to conduct or authorize investigations into any matter within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

    9. The Audit Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report to the Board regarding the Committee's examinations and recommendations.

    REPORTS

    1. The Audit Committee will prepare an annual "Audit Committee Report" for inclusion in the Company's Annual Meeting proxy statement, stating the following:

       a. Whether the Audit Committee has reviewed and discussed the audited financial statements with management.

       b. Whether the Audit Committee has discussed with the external auditors the matters required to be discussed by SAS 61.

       c. Whether the Audit Committee has received written disclosures from the external auditors required by Independence Standards Board Standard No. 1., and has discussed with the external auditors the auditors' independence.

       d. Whether, based on its discussions with management and the auditors about the above points, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K to be filed with the SEC.

                      WEIDER NUTRITION INTERNATIONAL, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
     THE 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 30, 2001

      The undersigned hereby appoints each of Bruce J. Wood and Daniel A. Thomson as attorneys and proxies, each with power of substitution, to vote all shares of Class A Common Stock (the "CLASS A STOCK") and Class B Common Stock (the "CLASS B STOCK," and together with the Class A Stock, the "COMMON STOCK") of Weider Nutrition International, Inc. (the "COMPANY") held by the undersigned on September 20, 2001, at the 2001 Annual Meeting of Stockholders (the "ANNUAL MEETING") of the Company to be held October 30, 2001, at 2:00 p.m., local time, at the Company's headquarters located at 2002 South 5070 West, Salt Lake City, Utah 84104, on the proposal set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournment or postponement thereof.

      The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares FOR the proposal set forth on the reverse side hereof. If any further matters properly come before the Annual Meeting, it is the intention of the persons named above to vote such proxies in accordance with their best judgment.

                    (Continued and to be dated and signed on the reverse side)

The Board of Directors recommends a vote FOR the following proposals:

1. Election as directors of the Company until the next Annual Meeting and until their successors are duly elected and qualified.

    FOR ALL nominees        WITHHOLD AUTHORITY to vote
      listed below         for ALL nominees listed below          *EXCEPTIONS
          / /                          / /                             / /

Nominees:   Eric Weider, George F. Lengvari, Bruce J. Wood, Ronald L. Corey,
            David J. Gustin, Roger H. Kimmel, Brian P. McDermott and H. F.
            Powell

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions: ___________________________________________________________________

2. In the discretion of the persons acting as proxies, on such other matters as may properly come before the Annual Meeting or any adjustment(s) or postponement(s) thereof.


                                            Date: ________________________, 2001

                                            Signature: _________________________

                                            Signature: _________________________

Note: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)